Exhibit 99.1

As previously announced, U.S. Cellular® will hold a teleconference on Nov. 5, 2009, at 10:00 a.m. Chicago time. Interested parties may listen to the call live by accessing the Conference Calls page of www.teldta.com or uscellular.com.

Contact:                 Jane W. McCahon, Vice President, Corporate Relations

                                (312) 592-5379 jane.mccahon@teldta.com

                                Julie D. Mathews, Manager, Investor Relations

                                (312) 592-5341 julie.mathews@teldta.com

FOR RELEASE:  IMMEDIATE

U.S. cellular Reports THIRD QUARTER RESULTS

Data revenues increase 34 percent

Note: Comparisons are year over year unless otherwise noted.

3Q 2009 Highlights

▪         Postpay net additions were 8,000; prepaid net losses were 14,000.

▪         Service revenues of $984.9 million, down 3 percent due primarily to a $24.7 million decrease in inbound roaming revenues.

▪         Retail service ARPU (average revenue per unit) increased from $46.97 to $47.02.

▪         34 percent increase in data revenues, to $174.3 million, representing 18 percent of service revenues.  Data revenue per customer increased from $7.01 to $9.46.

▪         Postpay churn was 1.7 percent; postpay customers comprised 96 percent of retail customers.

▪         7 percent increase in cell sites in service, to 7,161.

CHICAGO – Nov. 5, 2009 – United States Cellular Corporation [NYSE:USM] reported service revenues of $984.9 million for the third quarter of 2009, a 3 percent decrease from $1,013.9 million in the comparable period one year ago, due primarily to a $24.7 million reduction in inbound roaming revenues related to the acquisition of Alltel Corporation by Verizon Wireless. Net income attributable to U.S. Cellular and related diluted earnings per share were $35.6 million and $0.41, respectively, for the third quarter of 2009, compared to $89.9 million and $1.02, respectively, in the comparable period one year ago.  In the third quarter of 2008, U.S. Cellular recorded a $16.4 million pre-tax gain on disposition of investments related to Rural Cellular Corporation.

“During the third quarter, both gross and net retail additions improved significantly over the second quarter,” said John E. Rooney, U.S. Cellular president and CEO. “We reached out with targeted postpay promotions and more value-driven prepaid plans and customers responded well, particularly in our larger markets. In fact, retail net additions improved sequentially each month in the quarter.

“Data revenues grew 34 percent, helping to offset the expected decline in inbound roaming revenue,” continued Rooney. “To promote continued growth in data revenues, we have accelerated the expansion of our 3G network, reaching approximately 75 percent of our customers at the end of the third quarter. This will help us further drive the already strong sales of smartphones, messaging products and data applications. We’re also seeing excellent demand for our premium phones, like the recently launched LG Bliss™ and LG Tritan™.  And, we’re optimizing our handset mix, including the recent launch of the Blackberry Tour™ to promote sales in all of our customer segments during the holiday season.

“As expected, operating income declined this quarter, reflecting lower revenues, as well as increased spending in support of multi-year initiatives,” added Rooney. “These initiatives will be a strong focus for U.S. Cellular in 2010 and beyond, enabling us to increase efficiency, while strengthening our relationships with customers and developing targeted marketing and sales programs for all channels.”

Guidance

Guidance for the year ending Dec. 31, 2009 is as follows. Guidance is unchanged from Aug. 6, 2009.  There can be no assurance that final results will not differ materially from this guidance.

U.S. Cellular 2009 guidance as of Nov. 5, 2009 is as follows:
Service revenues	$3,900-$3,950 million
Operating income (1)	$300-$375 million
Depreciation, amortization and accretion (1)	Approx. $600 million
Capital expenditures	Approx. $575 million

(1)     Includes losses on disposals of assets.

The foregoing guidance represents the views of management as of Nov. 5, 2009 and should not be assumed to be accurate as of any other date. U.S. Cellular undertakes no legal duty to update such information, whether as a result of new information, future events or otherwise.

Conference call information

U.S. Cellular will hold a conference call on Nov. 5, 2009 at 10:00 a.m. Chicago time.

•    Access the live call on the Conference Calls page of uscellular.com at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=67422&eventID=2517092

•    Access the call by phone at 800/706-9695 (US/Canada) and use conference ID #38289990.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Conference Calls page of uscellular.com, together with reconciliations to generally accepted accounting principles (GAAP) of any non-GAAP information to be disclosed. The call will be archived on the Conference Calls page of uscellular.com.

About U.S. Cellular®

United States Cellular Corporation, the nation's fifth-largest, full-service wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to approximately 6.1 million customers in 26 states. The Chicago-based company employed approximately 8,700 full-time equivalent associates as of Sept. 30, 2009. At the end of the quarter, Telephone and Data Systems, Inc. owned 82 percent of U.S. Cellular.

Visit uscellular.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information, and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of the company to successfully manage and grow its markets; the current credit crisis affecting financial markets, and its effects on the overall economy; competition; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded our debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by the company; and the ability to obtain or maintain roaming arrangements with other carriers. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the SEC, which are incorporated by reference herein.

UNITED STATES CELLULAR CORPORATION SUMMARY OPERATING DATA

Quarter Ended	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Total population
Consolidated markets (1)	85,118,000	83,726,000	83,726,000	83,014,000	82,875,000
Consolidated operating markets (1)	46,306,000	46,306,000	46,306,000	46,009,000	45,493,000
All customers
Total at end of period	6,131,000	6,155,000	6,243,000	6,196,000	6,176,000
Gross additions	386,000	317,000	404,000	395,000	367,000
Net additions (losses)	(24,000)	(88,000)	47,000	20,000	(18,000)
Market penetration at end of period
Consolidated markets (2)	7.2%	7.4%	7.5%	7.5%	7.5%
Consolidated operating markets (2)	13.2%	13.3%	13.5%	13.5%	13.6%
Retail customers
Total at end of period	5,705,000	5,711,000	5,770,000	5,707,000	5,674,000
Gross additions	351,000	286,000	366,000	352,000	325,000
Net postpay additions (losses)	8,000	(32,000)	60,000	41,000	12,000
Net prepay additions (losses)	(14,000)	(27,000)	3,000	(8,000)	(15,000)

Cell sites in service	7,161	7,043	6,942	6,877	6,716
Average monthly revenue per unit (3)	$53.49	$52.41	$52.54	$52.71	$54.59
Retail service revenue per unit (3) (5)	$47.02	$46.85	$46.78	$46.43	$46.97
Inbound roaming revenue per unit (3) (5)	$3.73	$3.35	$3.21	$4.25	$5.03
Other revenue per unit (3) (5)	$2.74	$2.21	$2.55	$2.03	$2.59
Postpay churn rate (4)	1.7%	1.7%	1.5%	1.6%	1.6%
Construction expenditures (000s)	$128,900	$91,200	$137,700	$190,000	$146,100

(1)    Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively, which is calculated by dividing customers by the total market population (without duplication of population in overlapping markets).

(2)    Calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.

(3)    Derived from Service revenues as reported in Financial Highlights for each respective quarter as follows:

Service revenue (000s)	$984,923	$974,755	$981,874	$976,952	$1,013,928
Components
Retail service revenue (000s)	865,867	871,209	874,098	860,503	872,397
Inbound roaming revenue (000s)	68,767	62,223	60,057	78,768	93,472
Other revenue (000s)	50,289	41,323	47,719	37,681	48,059

Divided by average customers (000s)	6,138	6,199	6,229	6,178	6,191
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit	$53.49	$52.41	$52.54	$52.71	$54.59
Retail service revenue per unit	$47.02	$46.85	$46.78	$46.43	$46.97
Inbound roaming revenue per unit	$3.73	$3.35	$3.21	$4.25	$5.03
Other revenue per unit	$2.74	$2.21	$2.55	$2.03	$2.59

(4)    Calculated by dividing the total postpay customer disconnects during the quarter by the average postpay customer base for the quarter.

(5)    Long-distance revenue was reclassified in the fourth quarter of 2008 from Other revenue to Retail service revenue and Inbound roaming revenue.  Previous quarters have been adjusted to reflect this change.

United States Cellular Corporation Consolidated Statement of Operations Highlights Three Months Ended September 30, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase (Decrease)
	2009	2008	Amount	Percent
Operating revenues
Service	$984,923	$1,013,928	$(29,005)	(3)%
Equipment sales	73,377	77,947	(4,570)	(6)%
Total operating revenues	1,058,300	1,091,875	(33,575)	(3)%
Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	205,458	197,473	7,985	4%
Cost of equipment sold	189,354	185,992	3,362	2%
Selling, general and administrative	454,839	436,135	18,704	4%
Depreciation, amortization and accretion	147,586	145,434	2,152	1%
Loss on asset disposals, net	3,371	6,884	(3,513)	(51)%
Total operating expenses	1,000,608	971,918	28,690	3%

Operating income	57,692	119,957	(62,265)	(52)%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	23,126	22,319	807	4%
Interest and dividend income	1,420	1,137	283	25%
Gain on disposition of investments	—	16,628	(16,628)	N/M
Interest expense	(19,358)	(19,722)	364	2%
Other, net	905	391	514	N/M
Total investment and other income (expense)	6,093	20,753	(14,660)	(71)%

Income before income taxes	63,785	140,710	(76,925)	(55)%
Income tax expense	22,541	45,506	(22,965)	(50)%

Net income	41,244	95,204	(53,960)	(57)%
Less: Net income attributable to noncontrolling interests, net of tax	(5,606)	(5,255)	(351)	(7)%
Net income attributable to U.S. Cellular	$35,638	$89,949	$(54,311)	(60)%

Basic weighted average shares outstanding	86,848	87,460	(612)	(1)%
Basic earnings per share attributable to U.S. Cellular shareholders	$0.41	$1.03	$(0.62)	(60)%

Diluted weighted average shares outstanding	87,128	87,833	(705)	(1)%
Diluted earnings per share attributable to U.S. Cellular shareholders	$0.41	$1.02	$(0.61)	(60)%

N/M - Percentage change not meaningful

United States Cellular Corporation Consolidated Statement of Operations Highlights Nine Months Ended September 30, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase (Decrease)
	2009	2008	Amount	Percent
Operating revenues
Service	$2,941,552	$2,963,374	$(21,822)	(1)%
Equipment sales	212,062	226,949	(14,887)	(7)%
Total operating revenues	3,153,614	3,190,323	(36,709)	(1)%
Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	600,267	585,141	15,126	3%
Cost of equipment sold	531,110	540,182	(9,072)	(2)%
Selling, general and administrative	1,277,357	1,258,177	19,180	2%
Depreciation, amortization and accretion	423,851	433,222	(9,371)	(2)%
Loss on asset disposals, net	7,648	16,776	(9,128)	(54)%
Total operating expenses	2,840,233	2,833,498	6,735	—

Operating income	313,381	356,825	(43,444)	(12)%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	73,247	66,361	6,886	10%
Interest and dividend income	2,648	4,471	(1,823)	(41)%
Gain on disposition of investments	—	16,628	(16,628)	N/M
Interest expense	(57,767)	(60,611)	2,844	5%
Other, net	1,183	1,109	74	7%
Total investment and other income (expense)	19,311	27,958	(8,647)	(31)%

Income before income taxes	332,692	384,783	(52,091)	(14)%
Income tax expense	111,521	137,062	(25,541)	(19)%

Net income	221,171	247,721	(26,550)	(11)%
Less: Net income attributable to noncontrolling interests, net of tax	(17,583)	(14,613)	(2,970)	(20)%
Net income attributable to U.S. Cellular	$203,588	$233,108	$(29,520)	(13)%

Basic weighted average shares outstanding	87,011	87,534	(523)	(1)%
Basic earnings per share attributable to U.S. Cellular shareholders	$2.34	$2.66	$(0.32)	(12)%

Diluted weighted average shares outstanding	87,216	87,908	(692)	(1)%
Diluted earnings per share attributable to U.S. Cellular shareholders	$2.33	$2.65	$(0.32)	(12)%

N/M - Percentage change not meaningful

United States Cellular Corporation Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

ASSETS

	September 30, 2009	December 31, 2008

Current assets
Cash and cash equivalents	$404,894	$170,996
Accounts receivable from customers and other	447,958	419,619
Inventory	121,073	116,564
Prepaid income taxes	4,793	22,515
Prepaid expenses	63,020	51,645
Net deferred income tax asset	19,481	19,481
Other current assets	53,101	14,227
	1,114,320	815,047

Investments
Licenses	1,445,501	1,433,415
Goodwill	494,737	494,279
Customer lists	5,273	8,936
Investments in unconsolidated entities	177,497	156,637
Notes and interest receivable – long-term	4,247	4,297
	2,127,255	2,097,564

Property, plant and equipment
In service and under construction	5,718,767	5,884,383
Less: accumulated depreciation	3,157,001	3,264,007
	2,561,766	2,620,376

Other assets and deferred charges	38,484	33,055

Total assets	$5,841,825	$5,566,042

United States Cellular Corporation Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

LIABILITIES AND SHAREHOLDERS’ EQUITY

	September 30, 2009	December 31, 2008

Current liabilities
Current portion of long-term debt	$10,088	$10,258
Accounts payable
Affiliated	8,633	9,613
Trade	235,353	248,785
Customer deposits and deferred revenues	146,224	151,082
Accrued taxes	56,500	17,643
Accrued compensation	57,012	55,969
Other current liabilities	102,157	108,533
	615,967	601,883

Deferred liabilities and credits
Net deferred income tax liability	518,245	478,106
Other deferred liabilities and credits	250,762	233,619
	769,007	711,725

Long-term debt	997,552	996,636

Commitments and contingencies

Noncontrolling interests with mandatory redemption features	708	589

Equity
U.S. Cellular shareholders’ equity
Common Shares, par value $1 per share	55,068	55,068
Series A Common Shares, par value $1 per share	33,006	33,006
Additional paid-in capital	1,353,544	1,340,146
Treasury shares	(63,912)	(50,258)
Retained earnings	2,020,710	1,828,680
Total U.S. Cellular shareholders’ equity	3,398,416	3,206,642

Noncontrolling interests	60,175	48,567

Total equity	3,458,591	3,255,209

Total liabilities and equity	$5,841,825	$5,566,042

United States Cellular Corporation Consolidated Statement of Cash Flows Nine Months Ended September 30, (Unaudited, dollars in thousands)

	2009	2008
Cash flows from operating activities
Net income	$221,171	$247,721
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	423,851	433,222
Bad debts expense	73,100	52,753
Stock-based compensation expense	13,000	11,293
Deferred income taxes, net	44,429	44,486
Equity in earnings of unconsolidated entities	(73,247)	(66,361)
Distributions from unconsolidated entities	51,306	50,859
Gain on disposition of investments	—	(16,628)
Loss on asset disposals, net	7,648	16,776
Excess tax benefit from stock awards	(4)	(1,018)
Other noncash expense	1,828	1,539
Changes in assets and liabilities from operations
Accounts receivable	(101,263)	(71,551)
Inventory	(4,509)	(11,552)
Accounts payable - trade	(13,432)	11,383
Accounts payable - affiliate	(980)	134
Customer deposits and deferred revenues	(4,858)	9,534
Accrued taxes	58,139	(1,724)
Accrued interest	9,787	9,787
Other assets and liabilities	(68,272)	(24,073)
	637,694	696,580
Cash flows from investing activities
Additions to property, plant and equipment	(357,770)	(395,637)
Proceeds from disposition of investments	—	16,690
Cash received from divestitures	50	6,838
Cash paid for acquisitions and licenses	(12,527)	(314,730)
Other investing activities	1,357	(1,255)
	(368,890)	(688,094)
Cash flows from financing activities
Issuance of notes payable	—	100,000
Repayment of notes payable	—	(100,000)
Common shares reissued for benefit plans, net of tax payments	(119)	(1,286)
Common shares repurchased	(24,283)	(23,146)
Excess tax benefit from stock awards	4	1,018
Payment of debt issuance costs	(4,416)	—
Distributions to noncontrolling interests	(5,856)	(9,146)
Other financing activities	(236)	(2,851)
	(34,906)	(35,411)

Net increase (decrease) in cash and cash equivalents	233,898	(26,925)

Cash and cash equivalents
Beginning of period	170,996	204,533
End of period	$404,894	$177,608